Exhibit 99.1
CREXENDO ANNOUNCES CLOSURE OF NETSAPIENS MERGER

PHOENIX, AZ / ACCESSWIRE / June 1, 2021 / Crexendo, Inc. (NASDAQ:CXDO) an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today announced that it has closed its previously announced merger with NetSapiens, Inc. The merger was supported by over 99% of voting Crexendo shareholders and 100% of the NetSapiens shareholders. The transaction was valued at approximately $50 million, consisting of $10 million in cash, and approximately $40 million in common stock and stock options. In connection with the closing of the Merger, the Company issued 3,097,309 shares of the Company’s common stock valued at $6.19 per share for common stock consideration of approximately $19.2 million, and 4,482,328 options under the Crexendo, Inc. 2021 Equity Incentive Plan with an aggregate value of $22.1 million, net of the aggregate exercise price of $5.6 million.

NetSapiens is an award-winning, patented cloud-native communications platform delivered via a high availability, multi-tenant solution that can be consumed however the service providers prefer, in their cloud or the NetSapiens cloud, on a subscription or a purchase model. NetSapiens maintains a portfolio of cloud-native solutions, including its flagship SNAPsolution platform and its award winning SnapHD video collaboration solution. NetSapiens was recently spotlighted in Frost & Sullivan’s UCaaS (Unified Communications as a Service) report as the third-party platform vendor with the fastest growth rate in the North American market and the #4 ranked provider of UCaaS seats in North America. NetSapiens platform currently supports over 1.7 million end users.

Steven G. Mihaylo, Chief Executive Officer commented “Today is a momentous day for Crexendo, NetSapiens, and our combined employees and our shareholders. We set out to build a truly great company, it has been an amazing journey building Crexendo to where it is today, but we truly believe we are at the start of an incredible new chapter in our growth. We have been very effective in our commitments and strategy to grow the Company, we were able to achieve profitability, we were able to organically up-list to Nasdaq, we were able to raise money in a public offering and we have now closed on a major accretive acquisition. The merger with NetSapiens is a game changer for all parties. We will be able to take the best of the Crexendo technology and supplement it with the best of breed NetSapiens portfolio. NetSapiens will get the benefit of our deep telecom expertise which will benefit the entire NetSapiens community.”

Mihaylo added “We will be growing the Company substantially; the combined company pro forma consolidated revenue for 2020 of $27.8 million was nearly a 20% increase compared to $23.3 million for 2019, and I have every expectation that the revenue will continue to grow. We are proud to add Anand, David and Jim to our executive management team and I am excited to add their superb talent to an already excellent team. We will be able to streamline combined operations and reduce expenses. We will continue to follow our plan of growing both organically and through accretive acquisitions. We are proud of this accomplishment, and this exciting first major acquisition for our organization.”

Doug Gaylor, President and Chief Operating Officer, stated, "This is a major milestone for both Crexendo and NetSapiens. I believe this is as close to a perfect merger as you can get, both companies are adding resources that will be very helpful in the combined growth. All of our customers get the combined company’s expertise which will make the experience better for both the NetSapiens community and Crexendo customers. We are all invested in making this merger work effectively. We have been working closely with the NetSapiens team, and Ron, Jon, Jeff, and I are in San Diego this week having operational meetings with the NetSapiens management team. Our employees, partners and customers are excited, and we trust the results will excite our shareholders.”

Anand Buch, co-founder of NetSapiens stated "This is a very exciting day for the entire NetSapiens team. We have worked tirelessly to build NetSapiens to be the fastest growing UCaaS platform in the business. We knew that in order to keep growing market share we needed to find a partner who could help accelerate our growth. Crexendo proved to be the perfect partner, they share our passion for excellence, they share our desire to continue to improve our offerings and to keep providing services which are second to none to the NetSapiens community. Our teams will work closely together to continue to improve the combined company, to provide excellent service to all of our customers and to increase shareholder value. I am humbled to be joining the Crexendo board of directors to add my background and experience to a very accomplished board. As Steve said, this is indeed an exciting start of a combined new chapter in our growth.”

About Crexendo

Crexendo, Inc. is an award-winning premier provider of UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

About NetSapiens

NetSapiens, Inc. provides a comprehensive suite of unified communications (UC), video conferencing, Collaboration & contact center solutions to over 190+ service providers , servicing over 1.7M users around the globe. Our platform enables our service provider partners to custom-package with unprecedented levels of flexibility, profitability, and ease of use.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo; (i) believing today is a momentous day for it, NetSapiens, and our combined employees and our shareholders; (ii) believing it is at the start of an incredible new chapter in its growth; (iii) having been very effective in our commitments and strategy to grow the Company; (iv) believing that the merger with NetSapiens is a game changer for all parties; (v) taking the best of the Crexendo technology and supplementing it with the best of breed NetSapiens portfolio; (vi) believing NetSapiens will get the Company deep telecom expertise which will benefit the entire NetSapiens community;(vii) having every expectation that the revenue will continue to grow; (viii) will be able to streamline combined operations and reduce expenses; (ix) will continue to follow its plan of growing both organically and through accretive acquisitions; (x) being proud of this accomplishment; (xi) believing this is as close to a perfect merger as you can get with both companies are adding resources that will be very helpful in the combined growth; (xii) believing customers get the combined company’s expertise which will make the experience better for both the NetSapiens community and its customers; (xiii) believing all are invested in making this merger working effectively; (xiv) NetSapiens division believing they have worked tirelessly to build NetSapiens to be the fastest growing UCaaS platform in the business; ( xv) believing that in order to keep growing market share NetSapiens needed to find a partner who could help accelerate their growth and that Crexendo is the perfect partner and share the desire to continue to improve the offerings and to keep providing services which are second to none to the NetSapiens community; and (xvi) believing that the teams will work closely together to continue to improve the combined company, to provide excellent service to all of its customers and to increase shareholder value.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2020, quarterly Form 10-Qs as filed with the SEC, and Definitive Proxy filed on April 26, 2021. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CONTACT:

Crexendo, Inc.
Doug Gaylor
President and Chief Operating Officer
602-732-7990
dgaylor@crexendo.com